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                                                                    EXHIBIT 23.2


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1996 Stock Incentive Plan and the 1996 Director Stock Option Plan of HealthCare Financial Partners, Inc. of our report dated February 12, 1998, with respect to the consolidated financial statements of HealthCare Financial Partners, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      Ernst & Young LLP


Washington, D.C.
July 27, 1998